                                                                    EXHIBIT 99.5


                                  REVLON, INC.

                         SHARES OF CLASS A COMMON STOCK


 OFFERED PURSUANT TO RIGHTS DISTRIBUTED TO RECORD STOCKHOLDERS OF REVLON, INC.

                                                                          , 2003

TO OUR CLIENTS:

     Enclosed for your consideration are a Prospectus, dated         , 2003
(the "Prospectus"), and the "Instructions as to Use of Revlon, Inc. Subscription Rights Certificates" relating to the offering (the "Rights Offering") by Revlon, Inc. ("Revlon") of shares of its Class A common stock pursuant to transferable subscription rights (the "Rights") distributed to all holders of record of shares of its Class A and Class B common stock, par value
$0.01 per share (the "Common Stock"), at the close of business on         ,
2003 (the "Record Date"). The Rights are described in Revlon's Prospectus.

     In the Rights Offering, Revlon is offering an aggregate of       shares of
its Class A common stock (the "Underlying Shares"), as described in the Prospectus.

     The Rights will expire, if not exercised, at 5:00 p.m., New York City
time, on         , 2003, unless extended in the sole discretion of Revlon (as it may be extended, the "Expiration Date").

     As described in the accompanying Prospectus, you will receive      Right
for each share of Common Stock carried by us in your account as of the Record Date.

     Each Right will allow you to subscribe for       shares of Class A common
stock (the "Basic Subscription Privilege") at the cash price of $   per share
(the "Subscription Price").

     In addition, each holder of Rights who exercises their Basic Subscription Privilege in full will be eligible to subscribe (the "Over-Subscription
Privilege") at the same cash price of $   per share for shares of Class A
common stock that are not otherwise purchased pursuant to the exercise of Rights under the Basic Subscription Privilege (the "Excess Shares"), subject to availability and pro ration as described below. Each holder of Rights may only exercise their Over-Subscription Privilege if they exercised their Basic Subscription Privilege in full and other holders of subscription Rights do not exercise their Basic Subscription Privilege in full. If there are not enough Excess Shares to satisfy all subscriptions made under the Over-Subscription Privilege, Revlon will allocate the remaining Excess Shares pro rata, after eliminating all fractional shares, among those Rights holders who exercised their Over-Subscription Privileges. "Pro rata" means in proportion to the number of Underlying Shares that each holder of Rights has purchased by exercising their Basic Subscription Privileges. If there is a pro rata allocation of the remaining Excess Shares and a holder of Rights receives an allocation of a greater number of Excess Shares than they subscribed for under their Over-Subscription Privilege, then Revlon will allocate to them only the number of Excess Shares for which they subscribed. Revlon will allocate the remaining Excess Shares among all other holders exercising their Over-Subscription Privileges. See "The Rights Offering-- Subscription Privileges" in the Prospectus.

     The Rights will be evidenced by transferable Rights certificates and will be null and void at the close of business on the Expiration Date. The Rights will be transferable until the close of business on the last trading day preceding the Expiration Date, at which time they will cease to have value.

     THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES AND SALES OF RIGHTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of Class A common stock, or sell any Rights, to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus. However, we urge you to read the Prospectus and other enclosed materials carefully before instructing us to exercise or sell your Rights.
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     Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise or sell Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights Offering will expire at 5:00 p.m., New York City time, on the Expiration Date. Once you have exercised your Basic Subscription Privilege and your Over-Subscription Privilege, such exercise may not be revoked.

     If you wish to have us, on your behalf, exercise the Rights for any shares of Class A common stock to which you are entitled or sell such Rights, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter.

     ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO D.F. KING & CO., INC., THE INFORMATION AGENT, AT THE FOLLOWING TELEPHONE NUMBER: (800) 949-2583. BANKS AND BROKERS PLEASE CALL COLLECT AT (212) 269-5550.

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                        BENEFICIAL OWNER ELECTION FORM

                                 INSTRUCTIONS


     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of Class A common stock of Revlon, Inc. ("Revlon").

     This will instruct you whether to exercise or sell Rights to purchase shares of Revlon's Class A common stock distributed with respect to the shares of Revlon's Class A or Class B common stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions as to Use of Revlon, Inc. Subscription Rights Certificates."

   Box 1. [ ] Please DO NOT EXERCISE RIGHTS for shares of Class A common stock.

   Box 2. [ ] Please SELL       RIGHTS and remit the net proceeds to the
              undersigned.

   Box 3. [ ] Please EXERCISE RIGHTS for shares of Class A common stock as set forth below.


                                          Number of           Subscription
                                           Rights                Price              Payment
                                  ------------------------   -------------   ---------------------
Basic Subscription Privilege:                          x                =    $  (Line 1)
Over-Subscription Privilege:                           x                =    $  (Line 2)
                                  Total Payment Required                =    $  (Sum of Lines 1
                                                                                and 2; must
                                                                                equal total of
                                                                                amounts in
                                                                                Boxes 4 and 5.)

   Box 4. [ ] Payment in the following amount is enclosed $ ------------  .


   Box 5. [ ] Please deduct payment from the following account maintained by you as follows:


     ---------------------         -------------------------
      Type of Account                Account to be deducted:

     Account No. to be deducted:   $ ---------------------


                                   ---------------------------------

                                   ---------------------------------
                                               Signature(s)

                                   Please type or print name(s) below:

                                   ---------------------------------

                                   ---------------------------------

Date:         , 2003

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